Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS SECOND-QUARTER RESULTS
———————————
Revenues of $180.6 Million Increase 11.3% from Second Quarter Last Year
———————————
Affirms Financial Guidance for 2014

NASHVILLE, Tenn. (July 23, 2014) – Ben R. Leedle, Jr., president and chief executive officer of Healthways (NASDAQ: HWAY), today announced financial results for the second quarter and six months ended June 30, 2014. For the quarter, revenues increased 11.3% to $180.6 million from $162.3 million for the second quarter of 2013. Net loss for the second quarter of 2014 was $0.5 million, or $0.01 per share, compared with a net loss of $1.1 million, or $0.03 per share, for the second quarter of 2013. Adjusted net income for the second quarter of 2014 was $0.01 per diluted share, which excludes non-cash interest expense of $0.03 per diluted share, compared with adjusted net loss of $0.03 per share for the second quarter of 2013. (See pages 9 and 10 for a reconciliation of non-GAAP financial measures.)

For the first six months of 2014, revenues were $357.4 million, up 9.1% from $327.4 million for the first half of 2013. Net loss for the first six months of 2014 was $10.1 million, or $0.29 per share, compared with a net loss of $5.1 million, or $0.15 per share, for the same period in 2013. Adjusted net loss for the first six months of 2014 was $0.06 per share, which excludes a contract dispute settlement charge of $0.17 per share and non-cash interest expense of $0.06 per share, compared with adjusted net loss of $0.15 per share for the first six months of 2013.

"Our financial results for the second quarter were consistent with our expectations," commented Leedle. "We have now generated four consecutive quarters of sequential-quarter revenue growth.  Our revenue growth of 9% for the first half of the year generated better margins, leading to a 16% increase in adjusted EBITDA.

"Our net cash flows from operations for the quarter were $10.2 million, while second-quarter capital expenditures were $10.4 million. Our ratio of total debt to EBITDA, as calculated under our credit agreement, improved to 3.9 at the end of the quarter from 4.2 at the end of the first quarter of 2014."

Broad Market Adoption of Well-Being Improvement

"Our business development momentum continued at a strong pace during the second quarter. Our contract pipeline expanded, reflecting growing market demand for population health services and, in particular, our Well-Being Improvement SolutionTM," Leedle said. "During the quarter, we signed 19 contracts, including three contracts with new customers, three contract expansions and thirteen contract extensions.  These contracts were broad-based among our four domestic customer markets: commercial health plans; Medicare Advantage plans; large employers; and health systems, hospitals and physicians.

"One of these second-quarter contracts was a large multi-year renewal of our SilverSneakers® Fitness program with Highmark, Inc., extending our 10-year relationship. In addition, we announced an

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HWAY Reports Second-Quarter Results

July 23, 2014

expansion of our 13-year relationship with the Hawaii Medical Service Association (HMSA) to make the Dr. Dean Ornish Lifestyle Management program (Ornish Program) available to HMSA's eligible commercial and government health plan members. HMSA continues to be a health plan market leader as evidenced by their decision to expand the eligibility criteria for the Ornish Program beyond coronary artery disease to include diabetes and multiple high-risk health issues.

"We have a substantial and active pipeline of potential contracts with new and existing customers across both our domestic and international markets.  Of particular note, our Ornish Program and our acute to post-acute Care Transitions SolutionTM (CTS) are resonating with health plans and health systems.  These solutions are seen as driving important value in today's fee-for-service reimbursement, as well as providing important quality and cost management impact for value-based payment arrangements.  The Ornish Program and CTS afford a "now and later" value proposition that provides flexibility for our customers to benefit no matter the reimbursement method, mix and rate of change that they are facing in their respective markets.  These programs are affording us the opportunity to establish relationships with new customers now and expand the scope of our services over time."

2014 Financial Guidance

Key Elements (See pages 9 and 10 for a reconciliation of non-GAAP financial measures):

•	Guidance for 2014 revenues remains in a range of $730 million to $760 million.
•	Guidance for 2014 adjusted EBITDA margin remains in a range of 10.5% to 11.5%.
•	Earnings guidance:

Guidance Year Ending
December 31, 2014
Adjusted net earnings per diluted share	$ 0.11 – 0.26
Non-cash interest expense per share	(0.11)
Settlement charge per share	(0.17)
Net (loss) per share	$ (0.17)-(0.02)

Healthways expects that profit margins will improve in the second half of 2014 compared with the first half of the year, primarily due to continued revenue growth, including recognition of performance-based fees.  Healthways also continues to expect operating cash flow for the full year of $75 million to $85 million, total capital expenditures of $40 million to $45 million and improvement in the ratio of total debt to EBITDA, as calculated under its credit agreement.

Summary

Leedle concluded, "Our financial results for the first half of 2014 support our growth expectations for the year.  The signing and launch of new business, particularly our Ornish Program, coupled with the recognition of performance-based fees, which are likely to be more weighted to the fourth quarter, will be critical elements to our second-half results.  We expect that continued execution in the second half will enable the achievement of our guidance for the full year, and as a result today we have affirmed our financial guidance."

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HWAY Reports Second-Quarter Results

July 23, 2014

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software.  Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6919986, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly and year-end financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;

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HWAY Reports Second-Quarter Results

July 23, 2014

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents.  Learn more at www.healthways.com.

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HWAY Reports Second-Quarter Results

July 23, 2014
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$180,613	$162,270	$357,391	$327,435
Cost of services (exclusive of depreciation and amortization of $9,604, $8,886, $18,976, and $17,712, respectively, included below)	146,476	133,468	294,624	274,726
Selling, general & administrative expenses	16,899	14,279	33,331	27,377
Depreciation and amortization	13,536	13,015	26,872	26,548
Legal settlement charges	—	—	9,363	—

Operating income (loss)	3,702	1,508	(6,799)	(1,216)
Interest expense	4,516	3,158	8,899	6,479

Loss before income taxes	(814)	(1,650)	(15,698)	(7,695)
Income tax benefit	(297)	(549)	(5,585)	(2,644)

Net loss	$(517)	$(1,101)	$(10,113)	$(5,051)

Loss per share:
Basic	$(0.01)	$(0.03)	$(0.29)	$(0.15)

Diluted (1)	$(0.01)	$(0.03)	$(0.29)	$(0.15)

Comprehensive loss	$(449)	$(1,136)	$(9,702)	$(4,888)

Weighted average common shares
and equivalents:
Basic	35,285	34,188	35,219	34,089
Diluted (1)	35,285	34,188	35,219	34,089

(1) The assumed exercise of stock-based compensation awards for the three and six months ended June 30, 2014 and 2013 was not considered because the impact would be anti-dilutive.

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	June 30,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$2,427	$2,584
Accounts receivable, net	108,715	89,484
Prepaid expenses	9,873	9,228
Other current assets	7,694	6,857
Income taxes receivable	5,465	1,402
Deferred tax asset	8,562	9,667
Total current assets	142,736	119,222

Property and equipment:
Leasehold improvements	38,143	37,463
Computer equipment and related software	305,482	290,392
Furniture and office equipment	23,230	22,881
Capital projects in process	35,618	25,228
	402,473	375,964
Less accumulated depreciation	(238,949)	(217,766)
	163,524	158,198

Other assets	63,886	53,629
Intangible assets, net	74,029	79,162
Goodwill, net	338,800	338,800

Total assets	$782,975	$749,011

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30,	December 31,
	2014	2013
Current liabilities:
Accounts payable	$42,206	$33,125
Accrued salaries and benefits	17,325	20,157
Accrued liabilities	47,767	32,065
Deferred revenue	6,717	4,496
Contract billings in excess of earned revenue	23,783	17,411
Current portion of long-term debt	18,533	14,340
Current portion of long-term liabilities	784	2,822
Total current liabilities	157,115	124,416

Long-term debt	234,224	237,582
Long-term deferred tax liability	28,971	33,320
Other long-term liabilities	64,775	51,003

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
35,334,275 and 35,107,303 shares outstanding, respectively	35	35
Additional paid-in capital	288,146	283,244
Retained earnings	37,887	48,000
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive income (loss)	4	(407)
Total stockholders' equity	297,890	302,690

Total liabilities and stockholders' equity	$782,975	$749,011

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HWAY Reports Second-Quarter Results

July 23, 2014
HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(10,113)	$(5,051)
Adjustments to reconcile net loss to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	26,872	26,548
Amortization of deferred loan costs	925	483
Amortization of debt discount	3,303	—
Share-based employee compensation expense	3,558	3,458
Deferred income taxes	(3,332)	500
Excess tax benefits from share-based payment arrangements	(310)	(231)
(Increase) decrease in accounts receivable, net	(19,373)	26,613
Increase in other current assets	(940)	(3,917)
Decrease in accounts payable	(3,251)	(1,611)
Decrease in accrued salaries and benefits	(3,489)	(8,090)
Increase in other current liabilities	17,913	293
Other	7,548	(96)
Net cash flows provided by operating activities	19,311	38,899

Cash flows from investing activities:
Acquisition of property and equipment	(20,976)	(19,579)
Business acquisitions, net of cash acquired	—	(830)
Other	(3,829)	(3,843)
Net cash flows used in investing activities	(24,805)	(24,252)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	224,900	228,625
Payments of long-term debt	(233,554)	(254,252)
Deferred loan costs	(88)	(1,180)
Excess tax benefits from share-based payment arrangements	310	231
Exercise of stock options	1,265	2,164
Change in outstanding checks and other	12,114	11,366
Net cash flows provided by (used in) financing activities	4,947	(13,046)

Effect of exchange rate changes on cash	390	(1,109)

Net (decrease) increase in cash and cash equivalents	(157)	492

Cash and cash equivalents, beginning of period	2,584	1,759

Cash and cash equivalents, end of period	$2,427	$2,251

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share
 to Net Loss and Net Loss Per Share, GAAP Basis

	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013		Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income (loss) (1)	$494	$0.01	$(1,101)	$(0.03)	$(2,079)	$(0.06)	$(5,051)	$(0.15)
Net loss attributable to non-cash interest charges (2)	(1,011)	(0.03)	—	—	(1,997)	(0.06)	—	—
Net loss attributable to legal settlement charges (3)	—	—	—	—	(6,037)	(0.17)	—	—
Net loss, GAAP basis (4)	$(517)	$(0.01)	$(1,101)	$(0.03)	$(10,113)	$(0.29)	$(5,051)	$(0.15)

(1) Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP financial measures.  The Company excludes net loss attributable to non-cash interest and legal settlement charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net income (loss) or adjusted net income (loss) per share in isolation or as a substitute for net loss or net loss per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to non-cash interest charges represents the after-tax impact of the amortization of a debt discount for the three and six months ended June 30, 2014.

(3) Net loss attributable to legal settlement charges represents the after-tax impact of the Company's settlement of a contractual dispute in April 2014.

(4) Figures may not add due to rounding.

Reconciliation of Adjusted EPS Guidance
to EPS Guidance, GAAP Basis

Twelve Months Ending
December 31, 2014
Adjusted EPS guidance (5)	$0.11-0.26
EPS (loss) guidance attributable to non-cash interest charges (6)	(0.11)
EPS (loss) guidance attributable to legal settlement charges (7)	(0.17)
EPS (loss) guidance, GAAP basis	$(0.17)-(0.02)

(5) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to non-cash interest and legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS (loss) guidance determined in accordance with accounting principles generally accepted in the United States.

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HWAY Reports Second-Quarter Results

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(6) EPS (loss) guidance attributable to non-cash interest charges consists of pre-tax charges of $6.8 million for the twelve months ending December 31, 2014 associated with amortization of a debt discount.

(7) EPS (loss) guidance attributable to legal settlement charges consists of pre-tax charges of $9.4 million for the twelve months ending December 31, 2014 related to the Company's settlement of a contractual dispute in April 2014.

Reconciliation of Adjusted EBITDA
to Net Loss, GAAP Basis
(In thousands)

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013	Growth
Adjusted EBITDA (8)	$29,436	$25,332	16%
Legal settlement charges (9)	(9,363)	—
Depreciation and amortization	(26,872)	(26,548)
Interest expense	(8,899)	(6,479)
Income tax benefit	5,585	2,644
Net loss, GAAP basis	$(10,113)	$(5,051)

(8) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes legal settlement charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net loss determined in accordance with accounting principles generally accepted in the United States.

(9) Legal settlement charges consists of pre-tax charges of $9.4 million for the six months ended June 30, 2014 related to the Company's settlement of a contractual dispute in April 2014.

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